WINNEBAGO INDUSTRIES, INC. DIRECTORS’ DEFERRED COMPENSATION PLAN as Amended on May 17, 2023 1. Plan The Winnebago Industries, Inc. Directors’ Deferred Compensation Plan (the “Plan”). 2. Effective Date and Plan Year The Plan is effective April 1, 1997. The “Plan Year” means January 1 through December 31 each year. 3. Purpose of the Plan The Plan’s purpose is to enable the directors of Winnebago Industries, Inc. (the “Company”), who are non-employees, to elect to receive their fees and retainers as members of the Company’s Board of Directors (the “Board”) and committees of the Board in a form other than as direct payments. 4. Participants Any member of the Board who is not an employee may elect to become a participant (“Participant” or “Director”) under the Plan by completing an election in the form prescribed by the Board. 5. Compensation Eligible for Deferral Any Participant may elect, in accordance with Section 6 of this Plan, to defer annually the receipt of a portion of the director’s fees or retainers otherwise payable to the Participant by the Company in any calendar year for services to the Company (“Deferral Compensation”), which portion will be designated by the Participant. Compensation paid to a Director for business or professional services rendered to the Company in any capacity other than as a Director will not be treated as Deferral Compensation. 6. Election Form Each Director may complete a form prescribed by the Board and provide such form to the Plan Administrator prior to December 31 of each Plan Year (or prior to the commencement of the term of a new Director) to make an election under the Plan effective for the following Plan Year. Pursuant to such election, a Director may elect with respect to a Plan Year to defer a designated percentage of Deferral Compensation of either 50% or 100%. The Director’s election will also include: (i) the manner in which the Deferral Compensation is to be applied, and (ii) the form of distribution of any Deferral Compensation, subject to Section 10 and Section 12. A Director’s election regarding the amount of Deferral Compensation will be irrevocable with respect to Deferral Compensation deferred in any Plan Year. A Director may elect to apply 100% of the Director’s Deferral Compensation to either but not both of the following forms: a. “Money Credits” which are described in Section 7(a); or b. “Winnebago Stock Units” which are described in Section 7(b).

2 7. Deferral Accounts Accounts (“Deferral Accounts”) will be established by the Company for each Director electing to defer fees or retainers and invest the Director’s Deferral Compensation in either Money Credits or Winnebago Stock Units. A Director’s Deferral Accounts will be credited promptly after the last day of each fiscal quarter with the amount of Deferral Compensation earned during that quarter. Deferral Compensation will be converted into Money Credits or Winnebago Stock Units in accordance with the following procedures: a. Money Credits “Money Credits” are units credited in accordance with the Participant’s election to the Director’s Deferral Accounts in the form of dollars. The Money Credits will accrue interest from the credit date. The rate of interest applied to the Participant’s Money Credits is the 30 year Treasury bond yields as of the first business day of the Plan Year. The Board may from time to time prescribe additional methods for the accrual of interest on Money Credits with respect to Deferral Compensation deferred in Plan Years subsequent to the Director’s new election. b. Winnebago Stock Units “Winnebago Stock Units” are units credited in accordance with the Participant’s election to the Director’s Deferral Account in the form of common stock of the Company. The common stock used for purposes of the Plan will be from the authorized but unissued shares of the Company. Winnebago Stock Units will be recorded in the Director’s Winnebago Stock Unit account on the basis of the closing price of the common stock of the Company on the date upon which the account is to be credited, as officially quoted by the New York Stock Exchange. In the event of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then if the Plan Administrator determines, in its sole discretion, that such change equitably requires an adjustment in the number of Winnebago Stock Units then held in the Director’s Winnebago Stock Unit account, such adjustments will be made by the Plan Administrator and will be conclusive and binding for all purposes of the Plan. 8. Events of Distribution of Deferral Accounts A Participant will receive distribution, or commence to receive distribution, of the Participant’s Deferral Accounts, in accordance with the Participant’s election which will be upon the earliest of: a. Designated date, which date will be at least six months following the Participant’s election to convert Deferred Compensation into Winnebago Stock Units, if so elected by the Participant; b. Termination of service as a Director; c. Death; d. Disability. For purposes of this Plan, a Participant will be considered disabled if the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

3 (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than three months under an accident and health plan covering employees of the Participant’s employer; e. A Change of Control. For purposes of this Plan, “Change of Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, all as defined in Section 409A of the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder (the “Code”). 9. Form of Distribution of Deferral Accounts A Participant is entitled to receive distribution of the Participant’s Deferral Account in any of the following forms as designated by the Participant in the deferral election form, filed pursuant to Section 6: a. a lump sum; b. approximately equal annual installments over a three-year period; or c. approximately equal annual installments over a five-year period. All shares of Company stock distributed pursuant to this Plan but which are not registered with the Securities and Exchange Commission will bear an appropriate restrictive legend as determined by the Company’s securities counsel. 10. Timing of Distributions All distributions under the Plan will be made or will commence, as the case may be, no later than 30 days following the occurrence of the applicable distribution event described in Section 8. 11. Distributions Upon a Change of Control and Subsequent Termination of Service Notwithstanding any provision in this Plan to the contrary, if a distribution is commenced on account of a Change of Control, any remaining and unpaid portion of such a distribution will be made in the form of a lump sum payment no later than 30 days following the Participant’s subsequent termination of service as a Director. 12. Distributions to a Specified Employee If the Participant is considered a Specified Employee, any payment of benefits triggered upon the Participant’s Separation from Service (as defined under Section 409A of the Code and the regulations thereunder applicable to nonqualified deferred compensation plans (“Section 409A”)) will not commence until six months following the Participant’s Separation From Service. “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise, determined in accordance with the provisions of Section 409A. 13. Beneficiary If a Participant ceases to be a Director by reason of the Participant’s death, or if a Participant dies after becoming entitled to Plan distributions but prior to receipt of all distributions, all Money Units or

4 Winnebago Stock Units then distributable hereunder will be distributed (i) to the beneficiary designated by Participant in writing and provided to the Plan Administrator (or its agent) prior to the Director’s death, or (ii) in the absence of such designation (or if such designation is not effective for any reason), to the Participant’s surviving spouse, or if no surviving spouse, to the Participant’s estate. Payments to the beneficiary will be made in the same manner and at the same intervals as they would have been made to such Participant had the Participant continued to live; provided however, in no event will shares of Company stock be distributed prior to the date elected by the Director. 14. Participant’s Rights Unsecured The right of any Participant to receive a distribution under this Plan of Money Credits or Winnebago common stock shall be an unsecured claim against the general assets of the Company. The Deferral Compensation and any interest thereon may not be assigned, transferred, encumbered, or otherwise disposed of by the Director until the same is paid to the Director. The Company will issue shares of its common stock to be held in a grantor trust in anticipation of its obligation to make distributions under this Plan, but no Participant will have any rights in or against any shares of common stock so or in any cash or Money Units held in the Director’s Deferral Accounts. All such common stock and Money Units are general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. 15. Deposit of Funds into Grantor Trust The Company will deposit with the trustee of a grantor trust established by the Company an amount of funds which is sufficient to carry out the terms of this Plan and which is to be distributed in accordance with the terms and conditions of this Plan. The funds deposited into such trust will remain subject to the claims of the general creditors of the Company as if such funds were general assets of the Company. 16. Plan Administrator The Plan Administrator is the Human Resources Committee of the Board. The Plan Administrator will interpret this Plan (including any ambiguous provisions), determine benefits which are payable to Participants, and make all final decisions with respect to the rights of Participants under this Plan. 17. Amendments to the Plan The Board may amend this Plan at any time, without the consent of the Participants or their beneficiaries, provided, however, that no amendment will divest any Participant or beneficiary of rights to which such individual would have been entitled if this Plan had been terminated on the effective date of such amendment. Notwithstanding the foregoing, this Plan may be amended at any time, without the consent of any Participant (or beneficiary) if necessary or desirable, as determined by the Company, to comply with the requirements, or avoid the application, of Section 409A. 18. Termination of Plan The Company intends for this Plan to continue indefinitely, but the Board reserves the right to terminate the Plan at any time and for any reason. The Company may terminate this Plan and provide for the acceleration and liquidation of all benefits remaining due under this Plan pursuant to Treas. Reg. § 1.409A-3(j)(4)(ix). If such a termination and liquidation occurs, all deferrals and credits under this Plan will be discontinued as of the termination date established by the Company, and benefits remaining due

5 will be paid in a lump-sum at the time specified by the Company as part of the action terminating this Plan and consistent with Treas. Reg. § 1.409A-3(j)(4)(ix). Alternatively, the Company may terminate this Plan other than pursuant to Treas. Reg. § 1.409A- 3(j)(4)(ix). In the event of such other termination, all deferral and credits under this Plan will be discontinued as of the end of the Plan Year, but all benefits remaining payable under the Plan will be paid at the same time and in the same form as if the termination had not occurred – that is, the termination will not result in any acceleration of any distribution under this Plan. 19. Expenses All costs of administration of this Plan will be paid by the Company. 20. Miscellaneous a. Section 409A. This Plan is subject to Section 409A and is intended to be maintained in compliance with Section 409A . To the extent any provision of this Plan does not satisfy the requirements of Section 409A or other guidance issued by the Treasury Department or the Internal Revenue Service under Section 409A, such provision will be applied in a manner consistent with such requirements, regulations or guidance, notwithstanding any provision of this Plan to the contrary, and to the extent not prohibited by Section 409A, the provisions of this Plan and the rights of Participants and beneficiaries hereunder will be deemed to have been modified accordingly. Each payment and benefit hereunder will be treated as a “separately identified” amount within the meaning of Treas. Reg. §1.409A-2(b)(2). The Plan Administrator, in its sole discretion, will determine the requirements of Section 409A that are applicable to this Plan and will interpret the terms of this Plan in a manner consistent therewith. Under no circumstances, however, will the Company or any affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under this Plan, including any taxes, penalties or interest imposed under Section 409A. b. Severability. If any term or provision of this Plan or the application thereof to any person or circumstances is, to any extent, invalid or unenforceable, then the remainder of this Plan, or the application of such term or provision to persons or circumstances other than those as to which it was held invalid or unenforceable, will not be affected thereby, and each term and provision will be valid and enforceable to the fullest extent permitted by applicable law. c. Governing Law. The validity, construction, interpretation, administration and effect of this Plan and of its rules and regulations, and rights relating to this Plan, will be determined solely in accordance with the laws of the State of Minnesota, without regard to the conflicts of laws provisions thereof, except to the extent it is superseded by the laws of the United States. d. Successors in Interest.

6 The obligation of the Company under this Plan will be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference in this Plan to the Company includes any such successor or successors. US.353848233.05